UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

March 5, 2003

The Corporate Executive Board Company

(Exact name of registrant as specified in its charter)

Delaware	000-24799	52-2056410

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Pennsylvania Avenue, N.W. Washington, D.C. (Address of principal executive offices)	20006 (Zip Code)

Registrant’s telephone number, including area code (202) 777-5000

(Former name and former address, if changed since last report.)

Item 5. Other Events.

     On March 5, 2003, The Corporate Executive Board Company and certain of its employee stockholders entered into an underwriting agreement providing for the sale by the employee stockholders of 588,000 shares of the registrant’s common stock, par value $0.01 per share, in a registered public offering.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

1.1	Underwriting agreement, dated March 5, 2003, among The Corporate Executive Board Company, Lehman Brothers Inc. and the stockholders listed therein.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Corporate Executive Board Company (Registrant)

Date: March 6, 2003	/s/ Timothy R. Yost Timothy R. Yost, Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting agreement, dated March 5, 2003, among The Corporate Executive Board Company, Lehman Brothers Inc. and the stockholders listed therein.